Exhibit 99.1

News Release

Sunoco LP and SunocoCorp LLC Report Strong Second Quarter 2026 Financial and Operating Results
•Reports strong second quarter results, including net income of $283 million, Adjusted EBITDA(1) of $996 million, excluding one-time transaction-related expenses(2), and Distributable Cash Flow, as adjusted(1), of $608 million
•Increases full year 2026 Adjusted EBITDA guidance by $400 million to $3.5 billion to $3.7 billion
DALLAS, August 4, 2026 - Sunoco LP (NYSE: SUN) (“SUN” or the “Partnership”) and SunocoCorp LLC (NYSE: SUNC) ("SUNC") today reported financial and operating results for the quarter ended June 30, 2026.
Financial and Operational Highlights Attributable to Sunoco LP
Net income for the second quarter of 2026 was $283 million compared to $86 million in the second quarter of 2025.
Adjusted EBITDA for the second quarter of 2026 was $982 million compared to $454 million in the second quarter of 2025. Adjusted EBITDA for the second quarter of 2026 and 2025 included $14 million and $10 million, respectively, of one-time transaction-related expenses.
Distributable Cash Flow, as adjusted, for the second quarter of 2026 was $608 million compared to $300 million in the second quarter of 2025.
Adjusted EBITDA for the Fuel Distribution segment for the second quarter of 2026 was $504 million compared to $206 million in the second quarter of 2025. Adjusted EBITDA for the second quarter of 2026 and 2025 included $12 million and $8 million, respectively, of one-time transaction-related expenses. The segment sold approximately 4.1 billion gallons of fuel in the second quarter of 2026. Fuel margin for all gallons sold was 17.1 cents per gallon for the second quarter of 2026.
Adjusted EBITDA for the Pipeline Systems segment for the second quarter of 2026 was $190 million compared to $177 million in the second quarter of 2025. The segment averaged throughput volumes of approximately 1.3 million barrels per day in the second quarter of 2026.
Adjusted EBITDA for the Terminals segment for the second quarter of 2026 was $113 million compared to $71 million in the second quarter of 2025. Adjusted EBITDA for the second quarter of 2026 and 2025 included $2 million and $2 million, respectively, of one-time transaction-related expenses. The segment averaged throughput volumes of approximately 1.1 million barrels per day in the second quarter of 2026.
Adjusted EBITDA for the Refinery segment for the second quarter of 2026 was $175 million. The segment averaged throughput volumes of approximately 57 thousand barrels per day in the second quarter of 2026.
Distribution
On July 27, 2026, SUN and SUNC declared a distribution for the second quarter of 2026 of $1.0023 per unit, or $4.0092 per unit on an annualized basis. This represents an increase of approximately 1.25% as compared with the quarter ended March 31, 2026 and an increase of over 10% as compared to the second quarter of 2025.
This is the seventh consecutive quarterly increase in SUN's distribution and is consistent with SUN's capital allocation strategy which includes a multi-year distribution growth rate of at least 5%.
The SUN and SUNC quarterly distributions will be paid on August 19, 2026, to holders of the representative securities of record on August 7, 2026.
Liquidity and Leverage
At June 30, 2026, SUN had long-term debt of approximately $13.3 billion and approximately $2.3 billion of liquidity remaining on its revolving credit facility. SUN’s leverage ratio of net debt to Adjusted EBITDA, calculated in accordance with its revolving credit facility, was approximately 3.7 times at the end of the second quarter.

Capital Spending
SUN's total capital expenditures in the second quarter of 2026 were $202 million, which includes $125 million of growth capital and $77 million of maintenance capital. This includes the Partnership's proportionate share of capital expenditures related to its joint ventures with Energy Transfer.
SUN’s segment results and other supplementary data are provided after the financial tables below.
SunocoCorp LLC
SUNC owns a limited partner interest in SUN. SUNC consolidates SUN's results into its financial statements, which is reflected in the consolidated balance sheets and condensed consolidated statement of operations tables attached hereto.
(1)    Adjusted EBITDA and Distributable Cash Flow, as adjusted, are non-GAAP financial measures of performance that have limitations and should not be considered as a substitute for net income. Please refer to the discussion and tables under “Supplemental Information” later in this news release for a discussion of our use of Adjusted EBITDA and Distributable Cash Flow, as adjusted, and a reconciliation to net income.
A reconciliation of non-GAAP forward looking information to corresponding GAAP measures cannot be provided without unreasonable efforts due to the inherent difficulty in quantifying certain amounts due to a variety of factors, including the unpredictability of commodity price movements and future charges or reversals outside the normal course of business which may be significant.
(2)    Transaction-related expenses include certain one-time expenses incurred with acquisitions. The Partnership’s definition of Adjusted EBITDA includes transaction-related expenses. However, given the magnitude of the acquisitions during the periods presented, as well as the expenses related to those transactions, the Partnership is reporting Adjusted EBITDA excluding these expenses in order to portray the Partnership’s performance for the period without the impact of these one-time items.
Earnings Conference Call
Sunoco LP management will hold a conference call on Tuesday, August 4, 2026, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss results and recent developments. The conference call will be broadcast live via an internet webcast, which can be accessed in the Investor Relations section of Sunoco’s website at www.sunocolp.com under Webcasts and Presentations. The call will also be available for replay on the Partnership's website for a limited time.
About Sunoco
Sunoco LP is a leading energy infrastructure and fuel distribution master limited partnership operating across 33 countries and territories in North America, the Greater Caribbean and Europe. The Partnership’s midstream operations include an extensive network of approximately 14,000 miles of pipeline and over 170 terminals. This critical infrastructure complements the Partnership’s fuel distribution operations, which distribute over 15 billion gallons annually to approximately 11,000 Sunoco and partner-branded retail locations, as well as independent dealers and commercial customers. SUN's general partner is owned by Energy Transfer LP (NYSE: ET).
SunocoCorp LLC is a publicly traded limited liability company that owns a direct limited partner interest in Sunoco LP.
SUN and SUNC are headquartered in Dallas, Texas. More information is available at www.sunocolp.com

Forward-Looking Statements
This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results, including future distribution levels, are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.sunocolp.com
Contacts
Investors:
Scott Grischow, Treasurer, Senior Vice President – Finance
(214) 840-5660, scott.grischow@sunoco.com

Brian Brungardt, Director – Investor Relations
(214) 840-5437, brian.brungardt@sunoco.com
Media:
Chris Cho, Director – Corporate Communications
(469) 646-1647, chris.cho@sunoco.com
– Financial Schedules Follow –

SUNOCO LP
CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$773	$891
Accounts receivable, net	3,284	1,972
Accounts receivable from affiliates	66	—
Inventories, net	2,390	2,383
Other current assets	269	270
Total current assets	6,782	5,516

Property, plant and equipment	16,000	15,256
Accumulated depreciation	(2,332)	(1,848)
Property, plant and equipment, net	13,668	13,408
Other assets:
Operating lease right-of-use assets, net	1,496	1,449
Goodwill	3,064	3,026
Intangible assets, net	2,343	2,411
Other non-current assets	963	928
Investments in unconsolidated affiliates	1,610	1,624
Total assets	$29,926	$28,362

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,516	$2,485
Accounts payable to affiliates	496	331
Accrued expenses and other current liabilities	1,062	953
Operating lease current liabilities	182	211
Current maturities of long-term debt	6	17
Total current liabilities	5,262	3,997

Operating lease non-current liabilities	1,345	1,255
Long-term debt, net	13,308	13,372
Advances from affiliates	76	78
Deferred tax liabilities	1,059	1,139
Other non-current liabilities	528	512
Total liabilities	21,578	20,353

Commitments and contingencies

Equity:
Limited partners:
Preferred unitholders (1,500,000 units issued and outstanding as of June 30, 2026 and December 31, 2025)	1,507	1,507
Common unitholders (136,895,901 units issued and outstanding as of June 30, 2026 and 136,866,854 units issued and outstanding as of December 31, 2025)	4,249	3,970
Class C unitholders - held by subsidiaries (16,410,780 units issued and outstanding as of June 30, 2026 and December 31, 2025)	—	—
Class D unitholder (51,517,198 units issued and outstanding as of June 30, 2026 and December 31, 2025)	2,637	2,538
Accumulated other comprehensive loss	(45)	(6)
Total equity	8,348	8,009
Total liabilities and equity	$29,926	$28,362

SUNOCO LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
REVENUES	$14,259	$5,390	$24,949	$10,569

COSTS AND EXPENSES:
Cost of sales (excluding items shown separately below)	12,795	4,821	21,796	9,347
Operating expenses	381	145	711	288
General and administrative	159	50	314	89
Lease expense	56	19	109	35
(Gain) loss on disposal of assets and impairment charges	3	(2)	2	1
Depreciation, amortization and accretion	282	154	568	310
Total cost of sales and operating expenses	13,676	5,187	23,500	10,070
OPERATING INCOME	583	203	1,449	499
OTHER INCOME (EXPENSE):
Interest expense, net	(204)	(123)	(405)	(244)
Equity in earnings of unconsolidated affiliates	47	31	89	63
Loss on extinguishment of debt	—	(17)	(1)	(19)
Other, net	(64)	(1)	(91)	(1)
INCOME BEFORE INCOME TAXES	362	93	1,041	298
Income tax expense	79	7	114	5
NET INCOME	$283	$86	$927	$293
Less: Preferred unitholders' interest in net income	29	—	59	—
Less: Class D unitholder's interest in net income	49	—	198	—
NET INCOME ATTRIBUTABLE TO COMMON UNITS	$205	$86	$670	$293

NET INCOME PER COMMON UNIT:
Basic	$0.94	$0.33	$3.81	$1.55
Diluted	$0.94	$0.33	$3.79	$1.54

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING:
Basic	136,895,211	136,432,676	136,892,005	136,350,550
Diluted	137,735,133	137,146,019	137,644,970	137,040,946

CASH DISTRIBUTION PER COMMON UNIT	$1.0023	$0.9088	$1.9922	$1.8064

SUNOCO LP
SUPPLEMENTAL INFORMATION
(Dollars and units in millions)
(unaudited)

	Three Months Ended June 30,
	2026	2025
Net income	$283	$86
Depreciation, amortization and accretion	282	154
Interest expense, net	204	123
Non-cash unit-based compensation expense	7	5
(Gain) loss on disposal of assets and impairment charges	3	(2)
Loss on extinguishment of debt	—	17
Unrealized gains on commodity derivatives	(6)	(7)
Inventory valuation adjustments	18	40
Equity in earnings of unconsolidated affiliates	(47)	(31)
Adjusted EBITDA related to unconsolidated affiliates	75	51
Other non-cash adjustments	84	11
Income tax expense	79	7
Adjusted EBITDA (1)	982	454
Transaction-related expenses	14	10
Adjusted EBITDA (1), excluding transaction-related expenses	$996	$464

Adjusted EBITDA (1)	$982	$454
Adjusted EBITDA related to unconsolidated affiliates	(75)	(51)
Distributable cash flow from unconsolidated affiliates	71	48
Series A Preferred Units distributions	(29)	—
Cash interest expense	(196)	(118)
Current income tax expense	(86)	(5)
Maintenance capital expenditures (2)	(73)	(38)
Distributable Cash Flow	594	290
Transaction-related expenses and adjustments (3)	14	10
Distributable Cash Flow, as adjusted (1)	$608	$300

Distributions to Partners:
Limited Partners	$189	$124
General Partner	74	41
Total distributions to be paid to partners	$263	$165
Limited Partner units outstanding - end of period (4)	136.9	136.3
(1)Adjusted EBITDA is defined as net income before net interest expense, income tax expense, depreciation, amortization and accretion expense, non-cash compensation expense, gains and losses on disposal of asset, non-cash impairment charges, losses on extinguishment of debt, unrealized gains and losses on commodity derivatives, inventory valuation adjustments, certain foreign currency transaction gains and losses and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations. We define Distributable Cash Flow as Adjusted EBITDA less preferred unit distributions, cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, current income tax expense, maintenance capital expenditures and other non-cash adjustments. For Distributable Cash Flow, as adjusted, certain transaction-related adjustments and non-recurring expenses are excluded.
We believe Adjusted EBITDA and Distributable Cash Flow, as adjusted, are useful to investors in evaluating our operating performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;
•securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;
•our management uses them for internal planning purposes, including aspects of our consolidated operating budget and capital expenditures; and
•Distributable Cash Flow, as adjusted, provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.
Adjusted EBITDA and Distributable Cash Flow, as adjusted, are not recognized terms under GAAP and do not purport to be alternatives to net income as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow, as adjusted, have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;
•they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or senior notes;
•although depreciation, amortization and accretion are non-cash charges, the assets being depreciated, amortized and accreted will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and
•as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, as adjusted, may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA reflects amounts for the unconsolidated affiliates based on the same recognition and measurement methods used to record equity in earnings of unconsolidated affiliates. Adjusted EBITDA related to unconsolidated affiliates excludes the same items with respect to the unconsolidated affiliates as those excluded from the calculation of Adjusted EBITDA, such as interest, taxes, depreciation, amortization, accretion and other non-cash items. Although these amounts are excluded from Adjusted EBITDA related to unconsolidated affiliates, such exclusion should not be understood to imply that we have control over the operations and resulting revenues and expenses of such affiliates. We do not control our unconsolidated affiliates; therefore, we do not control the earnings or cash flows of such affiliates. The use of Adjusted EBITDA or Adjusted EBITDA related to unconsolidated affiliates as an analytical tool should be limited accordingly. Inventory valuation adjustments that are excluded from the calculation of Adjusted EBITDA represent changes in lower of cost or market reserves on the Partnership's inventory. These amounts are unrealized valuation adjustments applied to fuel volumes remaining in inventory at the end of the period.
(2)    For the three months ended June 30, 2026 and 2025, excludes $4 million and $2 million, respectively, for our proportionate share of maintenance capital expenditures related to our investments in ET-S Permian and J.C. Nolan, as these amounts are included in “Distributable cash flow from unconsolidated affiliates.”
(3)     For the three months ended June 30, 2026 and 2025, SUN incurred $14 million and $10 million of transaction-related expenses, respectively.
(4)     Limited Partner units outstanding at the end of period includes 136.9 million common units and 51.5 million Class D units.

SUNOCO LP
SUMMARY ANALYSIS OF QUARTERLY RESULTS BY SEGMENT
(Tabular dollar amounts in millions)
(unaudited)

	Three Months Ended June 30,
	2026	2025
Segment Adjusted EBITDA:
Fuel Distribution	$504	$206
Pipeline Systems	190	177
Terminals	113	71
Refinery	175	—
Adjusted EBITDA	982	454
Transaction-related expenses	14	10
Adjusted EBITDA, excluding transaction-related expenses	$996	$464

The following analysis of segment operating results includes a measure of segment profit. Segment profit is a non-GAAP financial measure and is presented herein to assist in the analysis of segment operating results and particularly to facilitate an understanding of the impacts that changes in sales revenues have on the segment performance measure of Segment Adjusted EBITDA. Segment profit is similar to the GAAP measure of gross profit, except that segment profit excludes charges for depreciation, amortization and accretion. The most directly comparable measure to segment profit is gross profit.
The following table presents a reconciliation of segment profit to gross profit:

	Three Months Ended June 30,
	2026	2025
Fuel Distribution segment profit	$891	$262
Pipeline Systems segment profit	195	183
Terminals segment profit	200	124
Refinery segment profit	178	—
Total segment profit	1,464	569
Depreciation, amortization and accretion, excluding corporate and other	281	153
Gross profit	$1,183	$416

Fuel Distribution

	Three Months Ended June 30,
	2026		2025
Motor fuel gallons sold (millions)	4,125		2,188
Motor fuel profit cents per gallon (1)	17.1	¢	10.5	¢
Fuel profit	$686		$191
Non-fuel profit	162		41
Lease profit	43		30
Fuel Distribution segment profit	891		262
Unrealized gains on commodity risk management activities	(4)		(7)
Expenses, excluding non-cash unit-based compensation expense (2)	(427)		(100)
Adjusted EBITDA related to unconsolidated affiliates	6		—
Inventory valuation adjustments	18		40
Other	20		11
Segment Adjusted EBITDA	504		206
Transaction-related expenses	12		8
Segment Adjusted EBITDA, excluding transaction-related expenses	$516		$214
(1)    Excludes the impact of inventory valuation adjustments consistent with the definition of Adjusted EBITDA.
(2)    Includes operating expenses, general and administrative and lease expense.
Volumes. For the three months ended June 30, 2026 compared to the same period last year, volumes increased primarily due to the Parkland Acquisition.
Segment Adjusted EBITDA. For the three months ended June 30, 2026 compared to the same period last year, Segment Adjusted EBITDA related to our Fuel Distribution segment increased due to the net impact of the following:
•an increase of $610 million in segment profit (excluding unrealized gains and losses on commodity risk management activities and inventory valuation adjustments) primarily due to the Parkland Acquisition and other acquisitions; and
•an increase of $6 million in Adjusted EBITDA related to unconsolidated affiliates due to investments acquired in the Parkland Acquisition; partially offset by
•an increase of $327 million in expenses primarily due to the Parkland Acquisition.
Pipeline Systems

	Three Months Ended June 30,
	2026	2025
Pipelines throughput (thousand barrels per day)	1,347	1,231
Pipeline Systems segment profit	$195	$183
Expenses, excluding non-cash unit-based compensation expense (1)	(68)	(56)
Adjusted EBITDA related to unconsolidated affiliates	63	51
Other	—	(1)
Segment Adjusted EBITDA	190	177
Transaction-related expenses	—	—
Segment Adjusted EBITDA, excluding transaction-related expenses	$190	$177
(1)    Includes operating expenses, general and administrative and lease expense.
Volumes. For the three months ended June 30, 2026 compared to the same period last year, the increase in throughput volumes reflected the impact of refinery turnarounds in the prior period and overall increased market demand in 2026.

Segment Adjusted EBITDA. For the three months ended June 30, 2026 compared to the same period last year, Segment Adjusted EBITDA related to our Pipeline Systems segment increased due to the net impact of the following:
•a $12 million increase in segment profit primarily due to increased throughput driven by market demand and new business, along with a regulatory order impacting prior period rates; and
•a $12 million increase in Adjusted EBITDA related to ET-S Permian; partially offset by
•a $12 million increase in expenses primarily due to higher maintenance costs, utility costs and corporate allocations.
Terminals

	Three Months Ended June 30,
	2026	2025
Throughput (thousand barrels per day)	1,065	702
Terminals segment profit	$200	$124
Expenses, excluding non-cash unit-based compensation expense (1)	(87)	(53)
Segment Adjusted EBITDA	113	71
Transaction-related expenses	2	2
Segment Adjusted EBITDA, excluding transaction-related expenses	$115	$73
(1)    Includes operating expenses, general and administrative and lease expense.
Volumes. For the three months ended June 30, 2026 compared to the same period last year, volumes increased due to recently acquired assets.
Segment Adjusted EBITDA. For the three months ended June 30, 2026 compared to the same period last year, Segment Adjusted EBITDA related to our Terminals segment increased due to the net impact of the following:
•a $76 million increase in segment profit (excluding inventory valuation adjustments) primarily due to the acquisitions of Parkland and TanQuid, as well as customer growth; partially offset by
•a $34 million increase in expenses primarily due to the acquisitions of Parkland and TanQuid.
Refinery

	Three Months Ended June 30,
	2026	2025
Crude utilization	97%	—%
Composite utilization	103%	—%
Crude throughput (thousand barrels per day)	54	—
Bio-feedstock throughput (thousand barrels per day)	3	—
Refinery segment profit (1)	$178	$—
Unrealized gains on commodity risk management activities	(2)	—
Expenses, excluding non-cash unit-based compensation expense (2)	(7)	—
Adjusted EBITDA related to unconsolidated affiliates	6	—
Segment Adjusted EBITDA	175	—
Transaction-related expenses	—	—
Segment Adjusted EBITDA, excluding transaction-related expenses	$175	$—
(1)    Includes $50 million of production costs, supply and logistics, and terminal operating costs for the three months ended June 30, 2026.
(2)    Includes operating expenses, general and administrative and lease expense.
Volumes. For the three months ended June 30, 2026 compared to the same period last year, volumes increased due to recently acquired assets.
Segment Adjusted EBITDA. For the three months ended June 30, 2026 compared to the same period last year, Segment Adjusted EBITDA related to our Refinery segment increased due to the Parkland Acquisition.

SUNOCOCORP LLC FINANCIAL INFORMATION
The following section provides financial information for SUNC. SUNC’s separate financial statements will reflect SUN on a consolidated basis for all periods; accordingly, the information below reflects SUN on a consolidated basis for the entire period.
SUNOCOCORP LLC
CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$773	$891
Accounts receivable, net	3,284	1,972
Accounts receivable from affiliates	66	—
Inventories, net	2,390	2,383
Other current assets	269	270
Total current assets	6,782	5,516

Property, plant and equipment	16,000	15,256
Accumulated depreciation	(2,332)	(1,848)
Property, plant and equipment, net	13,668	13,408
Other assets:
Operating lease right-of-use assets, net	1,496	1,449
Goodwill	3,064	3,026
Intangible assets, net	2,343	2,411
Other non-current assets	963	928
Investments in unconsolidated affiliates	1,610	1,624
Total assets	$29,926	$28,362

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,516	$2,485
Accounts payable to affiliates	496	331
Accrued expenses and other current liabilities	1,062	953
Operating lease current liabilities	182	211
Current maturities of long-term debt	6	17
Total current liabilities	5,262	3,997

Operating lease non-current liabilities	1,345	1,255
Long-term debt, net	13,308	13,372
Advances from affiliates	76	78
Deferred tax liabilities	1,104	1,135
Other non-current liabilities	528	512
Total liabilities	21,623	20,349

Commitments and contingencies

Equity:
Common unitholders (51,517,198 units issued and outstanding as of June 30, 2026 and December 31, 2025)	2,592	2,542
Accumulated other comprehensive loss	(45)	(6)
Total Member's Equity	2,547	2,536
Noncontrolling interests	5,756	5,477
Total equity	8,303	8,013
Total liabilities and equity	$29,926	$28,362

SUNOCOCORP LLC
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per unit data)
(unaudited)

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
REVENUES:	$14,259	$24,949

COSTS AND EXPENSES:
Cost of sales (excluding items shown separately below)	12,795	21,796
Operating expenses	381	711
General and administrative	159	314
Lease expense	56	109
Loss on disposal of assets and impairment charges	3	2
Depreciation, amortization and accretion	282	568
Total cost of sales and operating expenses	13,676	23,500
OPERATING INCOME	583	1,449
OTHER INCOME (EXPENSE):
Interest expense, net	(204)	(405)
Equity in earnings of unconsolidated affiliates	47	89
Loss on extinguishment of debt	—	(1)
Other, net	(64)	(91)
INCOME BEFORE INCOME TAXES	362	1,041
Income tax expense	89	163
NET INCOME	273	878
Less: Net income attributable to noncontrolling interests	234	729
NET INCOME ATTRIBUTABLE TO MEMBERS	$39	$149

NET INCOME PER COMMON UNIT:
Basic	$0.76	$2.89
Diluted	$0.76	$2.89

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING:
Basic	51,517,198	51,517,198
Diluted	51,571,018	51,556,085

CASH DISTRIBUTION PER COMMON UNIT	$1.0023	$1.9922

SUNOCOCORP LLC
SUPPLEMENTAL INFORMATION
(Dollars and units in millions)
(unaudited)

Three Months Ended June 30, 2026
Reconciliation of net income to Adjusted EBITDA:
Net income	$273
Depreciation, amortization and accretion	282
Interest expense, net	204
Non-cash unit-based compensation expense	7
Loss on disposal of assets and impairment charges	3
Unrealized gains on commodity derivatives	(6)
Inventory valuation adjustments	18
Equity in earnings of unconsolidated affiliates	(47)
Adjusted EBITDA related to unconsolidated affiliates	75
Other non-cash adjustments	84
Income tax expense	89
Adjusted EBITDA (1)	982
Transaction-related expenses (3)	14
Adjusted EBITDA (1), excluding transaction-related expenses	$996

Adjusted EBITDA (1)	$982
Adjusted EBITDA related to unconsolidated affiliate	(75)
Distributable cash flow from unconsolidated affiliate	71
Sunoco Series A Preferred Unit Holders' Distributions	(29)
Cash interest expense	(196)
Income tax expense, current	(86)
Maintenance capital expenditures (2)	(73)
Distributable Cash Flow (consolidated)	594
Distributable Cash Flow from Sunoco LP	(594)
Distributions from Sunoco LP	52
Distributable Cash Flow attributable to the common unitholders of SunocoCorp	$52

Distributions to common unitholders	$52
Common units outstanding - end of period	51.5

(1)Adjusted EBITDA is defined as net income before net interest expense, income tax expense, depreciation, amortization and accretion expense, non-cash compensation expense, gains and losses on disposal of asset, non-cash impairment charges, losses on extinguishment of debt, unrealized gains and losses on commodity derivatives, inventory valuation adjustments, certain foreign currency transaction gains and losses and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations. We define Distributable Cash Flow as Adjusted EBITDA less preferred unit distributions, cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, current income tax expense, maintenance capital expenditures and other non-cash adjustments. On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of Sunoco LP; however, given the existence of noncontrolling interests in Sunoco LP, the Distributable Cash Flow generated by Sunoco LP is not available in its entirety to be distributed to SunocoCorp’s unitholders. In order to reflect the cash flows available for distribution to SunocoCorp’s unitholders, we have reported for SunocoCorp Distributable Cash Flow attributable to its common unitholders, which reflects distributions to be received by SunocoCorp from Sunoco LP.
We believe Adjusted EBITDA and Distributable Cash Flow are useful to SunocoCorp's investors in evaluating its performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;
•securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;
•our management uses them for internal planning purposes, including aspects of our consolidated operating budget and capital expenditures; and
•Distributable Cash Flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.
Adjusted EBITDA and Distributable Cash Flow are not recognized terms under GAAP and do not purport to be alternatives to net income as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;
•they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or senior notes;
•although depreciation, amortization and accretion are non-cash charges, the assets being depreciated, amortized and accreted will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and
•as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA reflects amounts for the unconsolidated affiliates based on the same recognition and measurement methods used to record equity in earnings of unconsolidated affiliates. Adjusted EBITDA related to unconsolidated affiliates excludes the same items with respect to the unconsolidated affiliates as those excluded from the calculation of Adjusted EBITDA, such as interest, taxes, depreciation, amortization, accretion and other non-cash items. Although these amounts are excluded from Adjusted EBITDA related to unconsolidated affiliates, such exclusion should not be understood to imply that we have control over the operations and resulting revenues and expenses of such affiliates. We do not control our unconsolidated affiliates; therefore, we do not control the earnings or cash flows of such affiliates. The use of Adjusted EBITDA or Adjusted EBITDA related to unconsolidated affiliates as an analytical tool should be limited accordingly. Inventory valuation adjustments that are excluded from the calculation of Adjusted EBITDA represent changes in lower of cost or market reserves on the Sunoco LP's inventory. These amounts are unrealized valuation adjustments applied to fuel volumes remaining in inventory at the end of the period.
(2)    For the three months ended June 30, 2026, excludes $4 million for our proportionate share of maintenance capital expenditures related to our investments in ET-S Permian and J.C. Nolan, as these amounts are included in “Distributable cash flow from unconsolidated affiliates.”
(3)     For the three months ended June 30, 2026, SUN incurred $14 million of transaction-related expenses.